EXHIBIT 10.2

EXECUTION VERSION

AMENDMENT NO. 1

TO AMENDED AND RESTATED LIMITED GUARANTY

Amendment No. 1, dated as of January 22, 2007 (this “Amendment”), by and between BEAR STEARNS MORTGAGE CAPITAL CORPORATION (the “Buyer”) and HOMEBANC CORP. (the “Limited Guarantor”).

RECITALS

The Limited Guarantor has made a Limited Guaranty in favor of the Buyer pursuant to that certain Amended and Restated Limited Guaranty, dated as of May 31, 2006 (the “Existing Limited Guaranty” as amended by this Amendment, the “Limited Guaranty”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Limited Guaranty.

The Limited Guarantor and the Buyer have agreed, subject to the terms and conditions of this Amendment, that the Existing Limited Guaranty be amended to reflect certain agreed upon revisions to the terms of the Existing Limited Guaranty.

Accordingly, the Buyer and the Limited Guarantor hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Existing Limited Guaranty is hereby amended as follows:

SECTION 1.     Guarantees. The Limited Guaranty is hereby amended by deleting clause (i) of Section 10(e) thereto and replacing it with the following language:

“(i) Guarantees. The Limited Guarantor shall not create, incur, assume or suffer to exist any Guarantees, other than (i) this Guaranty; (ii) those Guarantees listed on Exhibit A hereto; and (iii) to the extent the aggregate Guarantees of the Limited Guarantor (without regard to the Guarantees referred to in clauses (i) and (ii) above) do not exceed $100,000,000; but in all instances, to the extent reflected in the Limited Guarantor’s financial statements or notes thereto.”

SECTION 2.    Exhibits. The Limited Guaranty is hereby amended by adding Exhibit A hereto as Exhibit A thereto.

SECTION 3.     Conditions Precedent. This Amendment shall become effective on the date hereof (the “Amendment Effective Date”) subject to the satisfaction of the following conditions precedent:

3.1          Delivered Documents. On the Amendment Effective Date, the Buyer shall have received the following documents, each of which shall be satisfactory to the Buyer in form and substance:

(a)          this Amendment, executed and delivered and duly authorized officers of the Buyer and the Limited Guarantor; and

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(b)          such other documents as the Buyer or counsel to the Buyer may reasonably request.

SECTION 4.    Representations and Warranties. The Limited Guarantor hereby represents and warrants to the Buyer that it is in compliance with all the terms and provisions set forth in the Existing Limited Guaranty on its part to be observed or performed, and that no “event of default” has occurred or is continuing, and hereby confirms and reaffirms the representations and warranties contained in Section 10 of the Existing Limited Guaranty.

SECTION 5.     Fees. The Limited Guarantor agrees to pay as and when billed by the Buyer all of the reasonable fees, disbursements and expenses of counsel to the Buyer in connection with the development, preparation and execution of, this Amendment or any other documents prepared in connection herewith and receipt of payment thereof shall be a condition precedent to the Buyer entering into any Transaction pursuant hereto.

SECTION 6.  Confidentiality. The parties hereto acknowledge that the confidentially provisions set forth in Section 29 of the Repurchase Agreement shall apply to this Amendment.

SECTION 7.     Limited Effect. Except as expressly amended and modified by this Amendment, the Existing Limited Guaranty shall continue to be, and shall remain, in full force and effect in accordance with its terms.

SECTION 8.   GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 9.     Counterparts. This Amendment may be executed in one or more counterparts and by different parties hereto on separate counterparts, each of which, when so executed, shall constitute one and the same agreement.

SECTION 10.  Conflicts. The parties hereto agree that in the event there is any conflict between the terms of this Amendment, and the terms of the Existing Limited Guaranty, the provisions of this Amendment shall control.

SECTION 11.  Reaffirmation of Limited Guaranty. The Limited Guarantor hereby ratifies and affirms all of the terms, covenants, conditions and obligations of the Limited Guaranty and acknowledges and agrees that such Limited Guaranty shall apply to all of the Obligations under the Master Repurchase Agreement, as amended on the date hereof and as it may be further amended, modified and in effect, from time to time.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

BEAR STEARNS MORTGAGE CAPITAL CORPORATION,

as Buyer

By:  /s/ TIMOTHY GREENE

Name: Timothy Greene

Title:	Senior Vice President

HOMEBANC CORP.

as Limited Guarantor

By:  /s/ JAMES L. KRAKAU

Name: James L. Krakau

Title:	Senior Vice President

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Exhibit A to Limited Guaranty

EXISTING INDEBTEDNESS

Lender	Commitment/Available Amount

MASTER REPURCHASE AGREEMENT, dated as of October 31, 2006, between HOMEBANC CORP., a Georgia corporation (“HB Corp.” and a “Seller”), HOMEBANC MORTGAGE CORPORATION, a Delaware corporation (“HMC” and a “Seller”, together with HB Corp., the “Sellers”), JPMORGAN CHASE BANK, N.A., a banking association organized under the laws of the United States (“JPMorgan”, the “Administrative Agent” and a “Buyer”) and the Buyers party hereto from time to time.

$500 Million - Committed

LOAN AND SECURITY AGREEMENT, dated as of November 17, 2006 (the “Agreement”), is entered into by and among HOMEBANC CORP., a Georgia Corporation (“HB Corp.” and a “Borrower”), HOMEBANC MORTGAGE CORPORATION, a Delaware corporation (“HMC”, a “Borrower” and, together with HB Corp., the “Borrowers”), the LENDERS party hereto from time to time, and JPMORGAN CHASE BANK, N.A. (“JPMorgan”), as Administrative Agent for the benefit of the Lenders (together with its permitted successors in such capacity, “Administrative Agent”).

$75 Million of the $500 million warehouse line- Committed

MASTER REPURCHASE AGREEMENT, dated as of January ☐, 2007, between HOMEBANC CORP., a Georgia corporation (“HB Corp.” and a “Seller”), HOMEBANC MORTGAGE CORPORATION, a Delaware corporation (“HMC” and a “Seller” and together with HB Corp. the “Sellers”) and JPMORGAN CHASE BANK, N.A., a national banking association organized under the laws of the United States (the “Buyer”).

$500 million - Available

MASTER REPURCHASE AGREEMENT, dated as of March 27, 2006, by and between HOMEBANC CORP., a Georgia corporation, and HOMEBANC MORTGAGE CORPORATION, a Delaware corporation, as sellers (each, a “Seller” and collectively, the “Sellers”) and LIQUID FUNDING, LTD., a Bermuda limited liability company, as buyer (the “Buyer”).

$300 million – Available

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MASTER REPURCHASE AGREEMENT, dated as of February 24, 2006, among HOMEBANC MORTGAGE CORPORATION, a Delaware corporation (“HMC” and a “Seller”), HOMEBANC CORP., a Georgia corporation (“HB Corp.” and a “Seller” and, together with HMC, the “Sellers”) and MERRILL LYNCH BANK USA, a Utah industrial loan corporation (the “Buyer”).

$150 Million – Available (Terminating on Feb. 23, 2007)

International Securities Dealer Association agreements for the purpose of entering into derivative transactions with the following counterparties of HomeBanc Mortgage Corporation:

Citibank N.A.

IXIS Financial Products, Inc.

Deutsche Bank AG

BNP Paribas

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